UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2009

Casella Waste Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23211	03-0338873
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

25 Greens Hill Lane Rutland, Vermont	05701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (802) 775-0325

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2006 Stock Incentive Plan

On October 13, 2009, at the 2009 Annual Meeting of Stockholders of Casella Waste Systems, Inc. (the “Company”), the Company’s stockholders approved an amendment (the “Plan Amendment”) to the Company’s 2006 Stock Incentive Plan (the “2006 Plan”), which became effective upon such approval.  The Plan Amendment (i) increased the number of shares of the Company’s Class A common stock authorized for issuance under the 2006 Plan by an additional 1,200,000 shares, (ii) eliminated the specific reservation of shares for non-employee directors and (iii) in recognition of the compensation currently payable to non-employee directors, eliminated the provisions pursuant to which the Company automatically grants non-employee directors options to purchase 7,500 shares upon initial appointment as director and at each annual meeting.

On October 16, 2009, the Company’s Board of Directors approved further amendments to the 2006 Plan.  These amendments, which placed additional limitations on awards made under the 2006 Plan, were outlined in the additional soliciting materials filed by the Company on Form DEFA14A on October 7, 2009.  The complete text of the 2006 Plan, as amended, is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

99.1	Casella Waste Systems, Inc. 2006 Stock Incentive Plan, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Casella Waste Systems, Inc.

Date: October 19, 2009	By:	/s/ John W. Casella
John W. Casella Chairman and Chief Executive Officer